UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 30, 2012
Date of Report
(Date of earliest event reported)

Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Robert Fulton Drive, Suite 300, Reston, VA 20191
(Address of principal executive offices) (Zip Code)

(703) 871-2100
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Meg M. Taylor as Senior Vice President and Chief Financial Officer

Meg M. Taylor, 48, has been appointed Senior Vice President and Chief Financial Officer of Access National Corporation (the “Corporation”) and its wholly-owned subsidiary Access National Bank (the “Bank”) effective June 30, 2012.  Ms. Taylor served as Senior Vice President, Accounting and Finance of the Corporation and Bank from April 9, 2012 to June 29, 2012.  By assuming the Chief Financial Officer role, she will be the Corporation and Bank’s principal financial officer and principal accounting officer.

Prior to joining the Corporation and Bank, Ms. Taylor was a Partner at Dixon Hughes Goodman LLP, providing attestation and consulting services to a client base consisting of financial institutions and public companies.  Ms. Taylor is a certified public accountant and first joined Dixon Hughes Goodman LLP in September 1999.

Ms. Taylor is serving at the discretion of the Board of Directors and has not entered into any arrangements or understandings related to her selection as Senior Vice President and Chief Financial Officer.  There are no family relationships between Ms. Taylor and any director or executive officer of the Corporation or the Bank.  There are no transactions between the Corporation or the Bank and Ms. Taylor that would constitute related person transactions under Item 404(a) of Regulation S-K.

Ms. Taylor is an employee at will, and has not entered into an employment agreement with the Corporation or Bank.  Her current annual base salary is $200,000, subject to increase no less than annually, at the discretion of the Board of Directors.   Additionally, she will be eligible for annual cash and / or stock option bonuses, also at the discretion of the Board of Directors.  Ms. Taylor will be eligible to participate in any employee benefit plans maintained by the Bank for which she becomes eligible.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to known and unknown uncertainties and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. These known and unknown uncertainties and other factors could cause actual results to differ materially from those matters expressed in, anticipated by, or implied by such forward-looking statements. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION
(Registrant)

Date:	July 6, 2012	By:	/s/ Michael W. Clarke
		Name:	Michael W. Clarke
		Title:	President & Chief Executive Officer